Exhibit 99.3

Audited consolidated financial statements of Wells Fargo Merchant Services, LLC as of December 31, 2018 and 2017 and for each of the fiscal years ended December 31, 2018, 2017 and 2016.

Index to Consolidated Financial Statements

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Financial Statements

For the years ended December 31, 2018 and 2017

(With Independent Auditors’ Report Thereon)

KPMG LLP

Suite 1400

55 Second Street

San Francisco, CA 94105

Independent Auditors’ Report

The Executive Sponsors

Wells Fargo Merchant Services, LLC:

We have audited the accompanying financial statements of Wells Fargo Merchant Services, LLC (the Company), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of revenue and expenses, members’ equity, and cash flows for the years in the three-year period ended December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Fargo Merchant Services, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018 in accordance with U.S. generally accepted accounting principles.

San Francisco, California February 15, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Balance Sheets

December 31, 2018 and 2017

(Dollars in thousands)

	2018	2017
Assets
Cash and cash equivalents	$34,700	$41,455
Restricted cash	70,307	78,011
Settlement assets	1,751,911	3,560,362
Accounts receivable, net of reserve for merchant credit and fee losses $4.4 million in 2018 and $5.4 million 2017	640,585	569,143
Intangibles	488	751
Other assets	275	614

Total assets	$2,498,266	$4,250,336

Liabilities and Members’ Equity
Settlement liabilities	$1,701,614	$3,576,837
Accounts payable and accrued expenses	86,406	71,376
Interchange payable to Wells Fargo Bank, N.A.	589,124	478,819
Related party payable to First Data Merchant Services Corporation	16,021	7,973
Distribution payable to Wells Fargo Bank, N.A.	60,305	66,444
Distribution payable to First Data Merchant Services Corporation	40,205	44,296

Total liabilities	2,493,675	4,245,745
Members’ equity	4,591	4,591

Total liabilities and members’ equity	$2,498,266	$4,250,336

See accompanying notes to the financial statements.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Statements of Revenues and Expenses

December 31, 2018, 2017 and 2016

(Dollars in thousands)

	2018	2017	2016
Revenues:
Card services revenue, net of $8.2, $6.8 and $5.5 billion in interchange and assessments in 2018, 2017 and 2016, respectively	$702,870	$731,843	$786,803
Product sales revenue	23,794	29,032	50,359
Other revenue	87,771	84,951	69,030

Net revenue	814,435	845,826	906,192

Expenses:
Cost of card services	248,088	249,362	222,790
Cost of product sold	10,299	12,016	15,536
Selling, general and administrative	136,457	135,964	135,546
Other expenses	15,022	11,819	9,721

Total expenses	409,866	409,161	383,593

Net operating income	404,569	436,665	522,599
Interest income	4,787	1,528	788

Net income	$409,356	$438,193	$523,387

See accompanying notes to the financial statements.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Statement of Members’ Equity

December 31, 2018, 2017 and 2016

(Dollars in thousands)

	Wells Fargo Bank, N.A.	First Data Merchant Services Corporation	Total
Members’ equity at December 31, 2015	$2,755	$1,836	$4,591
Net income	314,032	209,355	523,387
Distributions to members	(314,032)	(209,355)	(523,387)

Members’ equity at December 31, 2016	2,755	1,836	4,591
Net income	262,916	175,277	438,193
Distributions to members	(262,916)	(175,277)	(438,193)

Members’ equity at December 31, 2017	2,755	1,836	4,591
Net income	245,614	163,741	409,356
Distributions to members	(245,614)	(163,741)	(409,356)

Members’ equity at December 31, 2018	$2,755	$1,836	$4,591

See accompanying notes to the financial statements.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Statement of Cash Flows

December 31, 2018, 2017 and 2016

(Dollars in thousands)

	2018	2017	2016
Cash flows from operating activities:
Net income	$409,356	$438,193	$523,387
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangibles	406	398	322
Provisions for credit and fee losses	7,971	12,361	12,220
Changes in operating assets and liabilities:
Settlement assets	1,808,451	(1,268,387)	(1,143,147)
Accounts receivable, net of reserve for merchant credit and fee losses	(79,413)	(90,838)	(102,059)
Other assets	339	424	(895)
Settlement liabilities	(1,875,223)	1,248,632	1,156,390
Accounts payable and accrued expenses	15,030	8,985	18,439
Interchange Payable to Wells Fargo Bank, N.A.	110,305	64,697	73,685
Related Party Payable to First Data Merchant Services Corporation	8,048	(322)	(14,905)

Net cash provided by operating activities	405,270	414,143	523,437

Cash flows from investing activities:
Signing bonus on executed contract	(143)	(352)	(662)

Net cash used in investing activities	(143)	(352)	(662)

Cash flows from financing activities:
Distributions to members	(419,586)	(453,951)	(524,442)

Net cash used in financing activities	(419,586)	(453,951)	(524,442)

Increase/(Decrease) in cash and cash equivalents	(14,459)	(40,160)	(1,667)
Cash, cash equivalents, and restricted cash at beginning of year	119,466	159,626	161,293

Cash, cash equivalents, and restricted cash at end of year	$105,007	$119,466	$159,626

See accompanying notes to the financial statements.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(1)	Business Description

Wells Fargo Merchant Services, LLC (the “Company”), a limited liability company, is a joint venture between First Data Merchant Services Corporation (“FDMS”) and Wells Fargo Bank, N.A. (“Wells Fargo”), with a forty percent and sixty percent equity ownership, respectively. FDMS is a fully owned subsidiary of First Data Corporation. The Company is established pursuant to the terms of amended and restated alliance agreements (the “Membership Agreement”) dated as of December 31, 2008, as amended. The Membership Agreement will terminate on December 31, 2024. FDMS and Wells Fargo are here-in-after referred to, individually, as a “Member” or, collectively, as “Members”.

The Company is engaged in processing and funds transfer services related to the authorization, processing, and settlement of credit and debit card transactions for merchants. A majority of its revenue is based on the dollar amount of transactions processed. The Company primarily provides services to merchant customers within all 50 states, with a significant concentration in California. The Company is operationally dependent on both FDMS and Wells Fargo. The Company’s primary operations are conducted through FDMS. The Company’s funding and settlement are primarily conducted through Wells Fargo. The majority of the bank accounts used for daily operations are with Wells Fargo.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Items subject to such estimates and assumptions include the reserve for merchant credit and fee losses.

(b)	Settlement Assets and Liabilities

The Company has a fiduciary responsibility to its merchant customers as it relates to the transfer of funds from a cardholder’s issuing bank, via the VISA, MasterCard, American Express or Discover card companies (the “Card Networks”) and the Accel, AFFN, ATH, CULIANCE, Interlink, Jeanie, Maestro, NYCE, Pulse, NETS, Shazam, and Star Debit Networks (the “Debit Networks”). The Company records such amounts due from the issuing banks, Card Networks and Debit Networks within the balance sheet caption settlement assets while the related liability, settlement liabilities, represents amounts due to merchants. Pursuant to the Card Networks’ and Debit Networks’ rules, such fiduciary funds are not available to support the operations of the Company.

When a cardholder or a credit issuing institution disputes a transaction, within the Card Network guidelines, the Company’s merchant customers have a liability for the disputed charges. However, in the case of merchant fraud, insolvency or bankruptcy, the Company may also be liable. Fee receivables that are ultimately deemed as uncollectable are charged-off against the merchant credit and fee loss reserve. The Company’s determination of the level of the reserve is calculated based on the level of sales volumes multiplied by loss factors taking into consideration charge-offs, recoveries and merchant collateral and rests upon various judgments and assumptions, including the review of historical data and a specific analysis of receivables due from merchants. Our charge-off policy is to fully charge down the balance when the receivable is 60 days past due. The reserve for merchant credit and fee losses is a valuation allowance for probable losses inherent as of the balance sheet date. The Company considers the reserve for merchant credit and fee losses adequate to cover losses inherent in the portfolio as of December 31, 2018 and 2017. Merchant collateral is categorized as Restricted cash on the Balance Sheet.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2018 and 2017, the majority of the Company’s cash and cash equivalents were held in Wells Fargo accounts.

(d)	Restricted Cash

The Company requires cash deposits, guarantees, letters of credit or other types of collateral by certain merchants to minimize its credit risk. Included in the Balance Sheet’s Restricted cash is $70.3 million and $78.0 million in Merchant collateral, as of December 31, 2018 and 2017, respectively. Merchant collateral represents restricted cash held by the Company in a Wells Fargo bank account.

(e)	Accounts Receivable

Accounts receivable balances are stated net of allowance for doubtful accounts. The company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected.

(f)	Intangibles

The Company capitalizes initial payments for new contracts, contract renewals and conversion costs associated with customer processing relationships to the extent recoverable through future operations, contractual minimums and/or penalties in the case of early termination. The Company’s accounting policy is to limit the amount of capitalized costs for a given contract to the lesser of the estimated ongoing future cash flows from the contract or the termination fees the Company would receive in the event of early termination of the contract by the customer. The company amortizes intangibles over the period of the contract.

(g)	Accounts Payable and Accrued Expenses

The Company accrues for certain expenses that have been incurred. These estimates are classified within accounts payable and accrued expenses in the balance sheet.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(h)	Income Taxes

No provision is made in the accounts of the Company for federal or state income taxes because all items of income and expense and other items affecting taxable income are allocated to the Members for inclusion in their income tax returns.

In accounting for income taxes, the Company follows the guidance in FASB ASC 740 (formerly FASB Interpretation No. 48), as amended by ASU 2009-06, Accounting for Uncertainty in Income Taxes. ASC 740 requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or ligation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce net assets. ASC 740 also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities. As an LLC and pass-through entity, the Company does not incur tax expense and is not required to record a tax provision related to uncertain tax positions, in accordance with the recognition, measurement, classification, and disclosure requirements of ASC 740-10. The U.S. is the major tax jurisdiction for the Company. The tax returns of the Company can be examined by the relevant taxing authorities until the applicable statute of limitations has expired, which is generally three to four years from the date the return is initially filed, depending on the specific jurisdiction. Based on analysis by the Company, there were no material positions identified which did not meet the “more likely than not” standard as of and for the years ended December 31, 2018 and 2017.

(i)	Members’ Equity

An equity account is maintained for each Member. In certain instances, the Members may be required to make additional contributions to the Company. Such contributions will be determined on a pro-rata basis in accordance with each Member’s membership interest at the time of the request and will be added to the Member’s equity account. Membership interest is defined as the ownership percentage of the Company by each member.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(j)	Revenue Recognition

The Company recognizes card services revenues primarily from its transaction processing and authorization services as such services are performed. The revenues from transaction processing and authorization services are included in card services revenue in the statement of revenue and expenses. The Company recognizes revenue when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Certain revenues are recorded net of certain costs not controlled by the Company, including interchange and assessment fees charged by the Card Networks. These revenues totaled $8.7 billion, $7.1 billion, and $6.0 billion for the years ended December 31, 2018, 2017, and 2016 and associated costs totaled $8.2 billion, $6.8 billion, and $5.5 billion, respectively.

Debit revenues are recorded gross and are included within card services revenue in the statement of revenues and expenses. Debit network fees are recorded within cost of card services in the statement of revenues and expenses. Debit revenues are recognized as such services are performed. Debit network fees totaled $127.0 million, $121.9 million, and $110.1 million for the years ended December 31, 2018, 2017, and 2016 and associated revenues totaled $159.1 million, $153.8 million, and $139.5 million, respectively. The Company recognizes product revenue from merchant referred leases, rentals and sales as such services are performed. These revenues totaled $23.8 million, $29.0 million, and $50.4 million for the years ended December 31, 2018, 2017, and 2016 and are classified within product revenue. The Company records expense associated with the corresponding charge from affiliates of FDMS. These expenses totaled $10.3 million, $12.0 million, and $15.5 million for the years ended December 31, 2018, 2017, and 2016 and are classified within Cost of product sold.

In addition to the above, the Company recognizes other fees for services as such services are performed. These revenues totaled $87.8 million, $85.0 million, and $69.0 million for the years ended December 31, 2018, 2017, and 2016 and are classified within Other revenue. The other revenue caption on the statement of revenues and expenses includes relevant items such as monthly fees, new account fees, income from cash advances, chargeback fees and early termination fees.

(k)	Comprehensive Income

For the year ended December 31, 2018, 2017, and 2016 net income equals comprehensive income.

(l)	New Accounting Pronouncements

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 606 and ASC 340-40 (collectively, the New Revenue Standard) that requires companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in an exchange for those goods or services. It also requires enhanced disclosures about revenue, provides guidance for transactions that were not previously addressed comprehensively, and improves guidance for multiple-element arrangements. The FASB has subsequently issued several amendments to the standard, including clarification on accounting for licenses, identifying performance obligations, and principal versus agent consideration (reporting revenue gross vs. net).

The Company will adopt the New Revenue Standard using a modified retrospective basis on January 1, 2019. The Company does not expect the adoption of the New Revenue Standard to result in a material or significant cumulative-effect adjustment to retained earnings. The Company’s accounting policies did not change materially since the principles of revenue recognition from the New Revenue Standard are largely consistent with the prior guidance and practices applied by our business. Accordingly, the Company does not have material changes to the timing or amount of revenue recognition. Under the modified retrospective basis, the Company will not restate the prior consolidated financial statements presented for these effects.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

The Company currently expects the most significant ongoing impact of adopting the New Revenue Standard in 2019 to be driven by changes in principal versus agent considerations, with the majority of the change overall in total revenues attributable to WFMS reflecting our debit transactions on a net basis prospectively, as opposed to our gross presentation of debit network fees of $127.0 million and associated revenues of $159.1 million as included in the current financial statements. The Company does not expect the adoption of the New Revenue Standard to have a material impact on net income.

Leases

In February 2016, the FASB issued guidance which requires lessees to recognize most leases on their balance sheets. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases for lessors and provides new presentation and disclosure requirements for both lessees and lessors. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2018. The Company will adopt the New Leasing Standard on January 1, 2019, however, the Company has evaluated the impact of the new guidance on its consolidated financial statements and determined that there will not be a material impact.

Credit Losses

In June 2016, the FASB issued guidance that will change the accounting for credit impairment. Under the new guidance, companies are required to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This new guidance will be effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018.

Statement of Cash Flows

In November 2016, the FASB issued guidance that will change the presentation of restricted cash and restricted cash equivalents on the statement of cash flows. Under the new guidance, companies will be required to include restricted cash and restricted cash equivalents with the cash and cash equivalents line item when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. Given this change, transfers between cash, cash equivalents, and restricted cash and cash equivalents will not be reported as cash flow activities on the statement of cash flows. In addition, the guidance requires entities to disclose information about the nature of restrictions on its cash and cash equivalents, including restricted cash and cash equivalents. The new guidance will be effective for public business entities for fiscal years beginning after December 15, 2017. This change was implemented in 2018 and Merchant Collateral is presented on the Balance Sheet as Restricted cash and presented on the Statement of Cash Flows.

(m)	Reclassifications

The company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassification have no changed the results of operations of prior periods.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(3)	Intangibles

Following is a summary of the Company’s intangibles for the years ended December 31, 2018, 2017 and 2016:

	Intangible Assets, Gross of Accumulated Amortization	Accumulated Amortization	Intangible Assets, Net of Accumulated Amortization
Beginning balance as of January 1, 2018	$2,896	$(2,145)	$751
Additions	143	—	143
Retirements	(532)	532	—
Amortization	—	(406)	(406)

Ending balance as of December 31, 2018	$2,507	$(2,019)	$488

Beginning balance as of January 1, 2017	$2,544	$(1,747)	$797
Additions	352	—	352
Retirements	—	—	—
Amortization	—	(398)	(398)

Ending balance as of December 31, 2017	$2,896	$(2,145)	$751

Beginning balance as of January 1, 2016	$2,266	$(1,809)	$457
Additions	662	—	662
Retirements	(384)	384	—
Amortization	—	(322)	(322)

Ending balance as of December 31, 2016	$2,544	$(1,747)	$797

For the years ended December 31, 2018, 2017 and 2016, amortization expense of $406, $398, and $322, respectively, is included in other expenses in the statement of revenues and expenses.

(4)	Related Party Transactions

The Company’s primary operations are conducted through FDMS. FDMS charges the Company fees for services provided pursuant to an operating agreement (the “Operating Agreement”) dated January 31, 2000, as amended and restated. The Members also agreed to perform certain additional management functions (the “Additional Services”) of the Company, for which they will be reimbursed by the Company. These fees are included in cost of card services, cost of product sold (including expenses associated with merchant referred leases, rentals and sales from affiliates of FDMS) and selling, general and administrative expenses within the statement of revenue and expense for both Members. The financial statements may not necessarily be indicative of the financial position that would have existed, or the results of operations or cash flows that would have occurred had the Company operated as an independent enterprise.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

During the years ended December 31, 2018, 2017, and 2016, the Company reimbursed FDMS and Wells Fargo for performing the additional services as follows:

	2018
	First Data Merchant Services, Corporation	Wells Fargo Bank, NA
Cost of card services	$106,784	$—
Cost of product sold	10,299	—
Selling, general and administrative	7,983	128,474

Total	$125,066	$128,474

	2017
	First Data Merchant Services, Corporation	Wells Fargo Bank, NA
Cost of card services	$107,971	$—
Cost of product sold	12,016	—
Selling, general and administrative	7,997	127,967

Total	$127,984	$127,967

	2016
	First Data Merchant Services, Corporation	Wells Fargo Bank, NA
Cost of card services	$92,161	$—
Cost of product sold	15,536	—
Selling, general and administrative	11,766	123,780

Total	$119,463	$123,780

Included in the balance sheets at December 31, 2018 and 2017 is a payable to FDMS of $16,021 and $7,973, respectively. These balances primarily consist of selling, general and administrative costs, cost of card services, and cost of product sold owed to FDMS which are partially offset by net revenue owed to WFMS for the contributed portfolio. These balances are settled monthly, one month in arrears.

Included in the balance sheets at December 31, 2018 and 2017 is a payable to Wells Fargo of $589,124 and $478,819, respectively, which is primarily attributable to non-interest bearing advances, made by Wells Fargo to the Company, to fund interchange settlements with Card Networks. These payable amounts are settled monthly, one month in arrears.

(5)	Allocation and Distribution of Income to Members

Profits and losses of the Company are allocated in accordance with each Member’s Interest. Distributions of allocated income to the Members are made on a quarterly basis, subject to consent of the Members. Income distributed shall equal 100% of the distributable funds, as defined in the Membership Agreement, unless a smaller percentage is agreed to by the Members.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

(6)	Termination of Company

The Company can be terminated in the event of certain termination events, set forth in the Membership Agreement. These include certain mergers or acquisitions of either of the Members, and various other identified performance criteria.

(7)	Limited Liability of Members

The Members of a Delaware limited liability company are generally not liable for the acts and omissions of the Company, much in the same manner as the shareholders, officers and directors of a corporation are generally not liable for the acts and omissions of the corporation. Such liability is generally limited by the provisions of the Delaware Limited Liability Company Act and by applicable case law.

(8)	Fair Value of Financial Instruments

FASB ASC 825, Financial Instruments, requires the disclosure of the fair value of financial instruments, including assets and liabilities recognized in the balance sheets. Management estimates that the aggregate fair value of financial instruments recognized in the balance sheets (including receivables, payables and merchant collateral) approximates their carrying value as such financial instruments are short-term in nature or carry floating rates of interest.

(9)	Guarantees and Reserve for Merchant Credit and Fee Losses

Under the card companies’ rules, when a merchant processor acquires card transactions, it has certain liabilities for the transactions. This liability arises from disputes between cardholders and merchants due to the cardholders’ dissatisfaction with merchandise quality or the merchants’ service, which are not resolved with the merchant. In such cases, the transactions are “charged back” to the respective merchants and the related purchase amounts are refunded to the cardholders by the card issuer. If the merchant does not fund the refund due to insolvency, bankruptcy or other extraneous reasons, the Company, in certain circumstances is liable for the full amount of the transaction. This liability is considered a guarantee under FASB ASC 460, Guarantees.

The Company’s legal obligation under these rules is to settle any individual chargeback for which an individual merchant fails to fulfill as noted above. Contractually, the maximum exposure for this obligation is the total amount of transactions processed for the preceding four month period for all merchants, which in the case of the Company is in the billions of dollars. It should be noted that the Company has not experienced material chargeback loss activity as a result of merchant processing activities and advises that caution should be used when assessing the maximum exposure described above. The Company records a provision for this estimated obligation based upon a number of factors which include historical losses, credit risk of specific customers and other relevant factors. As shown below, for the years ended December 2018, 2017, and 2016, the Company incurred aggregate merchant credit and fee losses of $8,990, $12,367, and $11,982, net of recoveries, on total processed volumes. The Company calculates its provision and evaluates the appropriateness of its reserves on a monthly basis.

WELLS FARGO MERCHANT SERVICES, LLC

(A Joint Venture)

Notes to the Financial Statements

December 31, 2018, 2017 and 2016

(Dollars in thousands, unless otherwise noted)

The following is the activity related to the reserve for merchant credit and fee losses for the years ended December 31, 2018, 2017, and 2016:

Beginning balance as of January 1, 2018	$5,417
Provisions for credit and fee loss	7,971
Charge-offs, net of recoveries of $892	(8,990)

Ending balance as of December 31, 2018	$4,398

Beginning balance as of January 1, 2017	$5,423
Provisions for credit and fee loss	12,361
Charge-offs, net of recoveries of $840	(12,367)

Ending balance as of December 31, 2017	$5,417

Beginning balance as of January 1, 2016	$5,185
Provisions for credit and fee loss	12,220
Charge-offs, net of recoveries of $797	(11,982)

Ending balance as of December 31, 2016	$5,423

(10)	Commitments and Contingencies

The Company is involved in various legal proceedings. Accruals have been made with respect to these matters, where appropriate, which are reflected in the Company’s financial statements. The Company may enter into discussions regarding settlement of these matters and may enter into settlement agreements, if it believes settlement is in the best interest of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in a liability material to the Company’s financial condition and/or results of operations. There are asserted claims against the Company where an unfavorable outcome is considered to be reasonably possible. These claims can generally be categorized as matters related to our merchant business.

The Company’s estimates of the possible ranges of losses in excess of any amounts accrued are $0 to $20 million for merchant and other matters. The estimated range of reasonably possible losses was based on information currently available and involves elements of judgment and significant uncertainties. As additional information becomes available and the resolution of the uncertainties becomes more apparent, it is possible that actual losses may exceed the high end of the estimated range.

(11)	Subsequent Events

The Company has evaluated the subsequent events from the balance sheet date through February 15, 2019, the date at which the financial statements were available to be issued. On January 16, 2019, First Data Corporation (“FDC”), the parent company of FDMS, and Fiserv, Inc. (“Fiserv”), entered into an agreement and plan of merger, under which FDC will merge (the “Merger”) with a subsidiary of Fiserv.